UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Item 7.01 Regulation FD Disclosure.	1

Item 9.01. Financial Statements and Exhibits.	1

Signatures	2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, Christopher J. Coughlin announced that he will retire from our Board of Directors in May 2017, immediately prior to our next Annual Meeting of Shareholders. Mr. Coughlin is retiring in order to pursue other endeavors after serving as a director since December 2004. Mr. Coughlin has been our Chairman of the Board since October 2013.

In connection with Mr. Coughlin’s announced retirement, the Board of Directors appointed our Chief Executive Officer, Robert Carrigan, as Chairman of the Board, and Thomas J. Manning, as Lead Director and Chairman of the Nominating & Governance Committee, effective immediately. Mr. Coughlin will continue to serve on our Compensation & Benefits Committee and Nominating & Governance Committee until his retirement, stepping down as Chairman of the Nominating & Governance Committee, effective immediately. In addition, the Board approved reducing the size of the Board from ten to nine directors immediately upon Mr. Coughlin’s retirement.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2016, we issued a press release reporting certain changes to the leadership of our Board of Directors, as discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of The Dun & Bradstreet Corporation, dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Kristin R. Kaldor
Kristin R. Kaldor
Assistant General Counsel and Corporate Secretary

DATE: December 7, 2016